As filed with the Securities and Exchange Commission on October 9, 2026.

REGISTRATION NO. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Autozi Internet Technology (Global) Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building A, Room 204

Intelligence Park No. 26 Yongtaizhuang North

Road Haidian District, Beijing, China

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

195 Atrium Manalapan Management Inc.

195 U.S. Highway 9 south, STE 205,

MANALAPAN, NJ 07726.

+1 (732) 688-5821

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Li, Esq.

York, Hart & Lane LLP

418 Broadway STE N

Albany, NY, USA

+1 516 610 2580

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement also relates to the Registrant’s Registration Statement on Form F-3 (File No. 333-293491). Upon effectiveness, this registration statement shall also constitute a post-effective amendment to such prior registration statement.

EXPLANATORY NOTE

This registration statement contains two prospectuses of Autozi Internet Technology (Global) Ltd. (the “Company”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”).

The first prospectus (the “Resale Prospectus”) relates to the offering and sale from time to time by the selling shareholders identified therein of up to 3,497,273 Class A ordinary shares, par value US$0.0005 per share (the “Class A Ordinary Shares”), previously registered for resale under the Company’s Registration Statement on Form F-3 (File No. 333-293491) (representing the currently unsold portion of the 34,972,600 Class A Ordinary Shares so registered, as adjusted for the 10-for-1 share consolidation of the Company’s ordinary shares effective March 23, 2026), which was declared effective by the Securities and Exchange Commission on March 17, 2026.

The second prospectus (the “Universal Shelf Prospectus”) relates to (i) the offering and sale of the currently unsold portion of the securities previously registered under Registration Statement No. 333-293491, including the currently unsold portion of the Company’s universal shelf registration covering the offer and sale from time to time of Class A Ordinary Shares, warrants and units having an aggregate offering price of up to $500,000,000, and (ii) the offer and sale from time to time of up to US$20,000,000 of debt securities, preferred shares and rights, together with Class A Ordinary Shares issuable upon conversion, exchange or exercise of such securities, newly registered pursuant to this registration statement, in each case as described in any applicable prospectus supplement.

Pursuant to Rule 429 under the Securities Act, the prospectuses contained in this registration statement constitute a combined prospectus relating to Registration Statement No. 333-293491. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-293491, and such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED October 9, 2026

Autozi Internet Technology (Global) Ltd.

Up to 3,497,273 Class A Ordinary Shares

This prospectus relates to the resale from time to time by the selling shareholders identified in this prospectus under “Selling Shareholders” (the “Selling Shareholders”) of up to 3,497,273 Class A ordinary shares (the “Resale Shares”) of Autozi Internet Technology (Global) Ltd. (the “Company”), par value of $0.0005 per share (“Class A Ordinary Shares”), previously registered for resale under the Company’s Registration Statement on Form F-3 (File No. 333-293491), representing the currently unsold portion of the 34,972,600 Class A Ordinary Shares so registered, as adjusted for the 10-for-1 share consolidation of our ordinary shares effective on March 23, 2026 (the “Share Consolidation”).

We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders.

The Selling Shareholders may sell all or a portion of the Resale Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. For additional information on the methods of sale that may be used by the Selling Shareholders, see “Plan of Distribution” beginning on page 15 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares offered hereby.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AZI”. On October 7, 2026, the closing trading price of our Class A Ordinary Shares was $1.125.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 4 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries based in China. Investors in our securities are purchasing equity interest in Autozi Internet Technology (Global) Ltd., a holding company incorporated in the Cayman Islands with business operations in China and therefore, investors may never hold equity interests in our Chinese operating entities. The “Company” or “our Company” refers to Autozi Internet Technology (Global) Ltd., a Cayman Islands exempted company. “We,” “us,” and “our” refer to Autozi Internet Technology (Global) Ltd. and its subsidiaries. We currently conduct our business through Autozi Internet Technology Co., Ltd., an indirect substantially owned subsidiary of the Company, and the operating subsidiaries owned by Autozi Internet Technology Co., Ltd., all of which are established under the laws of the PRC. This operating structure may involve unique risks to investors. Under relevant PRC laws and regulations, foreign investors are permitted to own 100% of the equity interests in a PRC-incorporated company engaged in the business of automotive services. However, the PRC government may implement changes to the existing laws and regulations in the future, which may result in the prohibition or restriction of foreign investors from owning equity interests in our PRC operating subsidiaries. There are significant legal and operational risks associated with being based in or having the majority of operations in China. Any of such risks and uncertainties could result in material changes in our operations and/or the value of our Class A ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer Class A ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business. The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange.

Certain recent statements and regulatory actions by China’s government may have a material negative impact on the Company’s business operations in the following areas of PRC law:

(1) China promulgated several laws and regulations on data security and personal information protections in the last two years, mainly the Data Security Law of the People’s Republic of China (“Data Security Law”), which came into effect on September 1, 2021, and the Personal Information Protection Law of the People’s Republic of China (“PIP Law”), which came into effect on November 1, 2021. The Company may receive general personal information or even sensitive personal information from its clients in the Company’s day-to-day business operations, therefore, the Data Security Law and the PIP Law may accordingly apply to the Company’s business activities in China, as a consequence of which, the Company may have relevant obligations as required thereby.

(2) The Anti-Monopoly Law of the People’s Republic of China (Revised in 2022) (“Anti-Monopoly Law”) came into effect on August 1, 2022. The “monopolistic practices” defined by the Anti-Monopoly Law include (a) the conclusion of a monopolistic agreement; (b) the abuse of dominant market positions; and (c) the concentration that eliminates or restricts competition or may eliminate or restrict competition. Based on Company’s China and global market share, the Company does not have a dominant market position that enables the Company to restrict or eliminate the competition.

(3) The PRC government authorities may strengthen oversight over offerings that are conducted overseas and/or foreign investment in overseas-listed China-based issuers like us from time to time. Such actions taken by the PRC government authorities may influence our operations, which are beyond our control. For instance, the relevant PRC governments promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, among which, it is mentioned that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, due to lack of further interpretations or applications from the competent authorities on such opinions, there are still uncertainties regarding the interpretation and implementation of these opinions, and any new rules or regulations promulgated in the future may impose additional requirements on us.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”). Pursuant to the Trial Measures, a filing-based regulatory system is applied to both “direct overseas offering and listing” and “indirect overseas offering and listing” of PRC domestic companies. The “indirect overseas offering and listing” of PRC domestic companies refers to such securities offering and listing in an overseas market made in the name of an offshore entity, but based on the underlying equity, assets, earnings or other similar rights of a domestic company which operates its main business domestically. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) the total assets, net assets, revenues or profits of the domestic operating entity or entities of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) most of the senior managers in charge of business operation and management of the issuer are Chinese citizens or have domicile in China, and its main places of business are located in China or main business activities are conducted in China. Pursuant to the Trial Measures, we are required to file the relevant documents with the CSRC within three business days after submitting our listing application documents to the relevant regulator in the place of intended listing, and complete the filing procedures with the CSRC in connection with such subsequent securities offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

As of the date of this prospectus, we have one subsidiary in Hong Kong, Autozi Internet Technology (HK) Limited. Hong Kong is currently a separate jurisdiction from mainland China. The Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, is a national law of the PRC and the constitutional document for Hong Kong, national laws and regulations of the PRC shall not apply to Hong Kong except for those listed in Annex III of the Basic Law, which is limited to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong. As such, the legal and operational risks associated with our operations in the PRC apply to its operations in Hong Kong only to the extent applicable. We believe, without reliance on the opinion of Hong Kong legal counsel, that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong may have very minimal impact or, if not none, on the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange because we currently do not and do not plan to have any substantive operations, including any data-related operations, in Hong Kong and Autozi Internet Technology (HK) Limited, our only subsidiary in Hong Kong, currently has no substantive operations and is expected to have the sole function of transferring funds within the corporate group in the future without playing any other roles in Hong Kong.

Furthermore, on May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the Public Company Accounting Oversight Board (United States), or the PCAOB, is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On March 28, 2021, the SEC issued interim measures implementing the HFCA Act which became effective on May 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the submission and disclosure requirements outlined in the HFCA Act, which went into effect on January 10, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or Accelerating HFCA Act, which, if passed by the U.S. House of Representatives and signed into law, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two, thus reducing the time period before their securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. In August 2022, the PCAOB, the CSRC, and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed. On December 29, 2022, the Accelerating HFCA Act was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’ securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Provisions, which aim to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effect on March 31, 2023. Given that the Statement of Protocol and the Provisions have just been issued and that official guidance and related implementation rules of the Provisions have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. Marcum Asia CPAs LLP, the independent registered public accounting firm that issued the audit report on our consolidated financial statements for the fiscal year ended September 30, 2025 incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York, New York, and has been inspected by the PCAOB on a regular basis. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021, as it is not on the list published by the PCAOB. Effective June 4, 2026, we dismissed Marcum Asia CPAs LLP and engaged Assentsure PAC, an independent registered public accounting firm headquartered in Singapore, as our auditor for the fiscal year ending September 30, 2026. Assentsure PAC is registered with the PCAOB and subject to its inspection, and is not headquartered in mainland China or Hong Kong. However, in the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. Furthermore, due to the recent developments in connection with the implementation of the HFCA Act, we cannot assure you whether the SEC, The Nasdaq Stock Market LLC (“Nasdaq”) or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the Accelerating HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Autozi Internet Technology (Global) Ltd. holds all of the equity interests in its PRC subsidiaries through subsidiaries incorporated in BVI and Hong Kong. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our PRC subsidiaries by way of capital injection or in the form of a shareholder loan from Autozi Internet Technology (Global) Ltd. following this offering. To transfer cash from our Hong Kong subsidiary to our PRC operating subsidiaries, our Hong Kong subsidiary may make capital injection to directly increase its registered capital in the PRC operating subsidiaries in which it holds equity interests, which requires a registration with the local administration for market regulation, a report with the local commerce department (which can be submitted along with the registration with administration for market regulation), and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. Our Hong Kong subsidiary may also provide a shareholder loan to our PRC operating subsidiaries, which requires a foreign loan registration with the SAFE or its local bureau. Aside from the aforesaid reports, filings or registrations to the relevant authorities, there is no other restriction or limitations on such cash transfer from our Hong Kong subsidiary to our PRC operating subsidiaries. If the Company plans to distribute dividends to its shareholders, our PRC operating subsidiaries will transfer the funds to the Company through our subsidiaries incorporated in Hong Kong, and the Company will then distribute dividends to all shareholders in proportion to the shares they hold, regardless of the citizenship or domicile of the shareholders. As entities incorporated in China, our PRC operating subsidiaries are subject to PRC regulations relating to foreign exchange, which may subject PRC resident beneficial owners of our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to the Company, or may otherwise adversely affect us. Current PRC regulations permit a PRC subsidiary to pay dividends to its offshore parent only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a PRC subsidiary is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. A PRC subsidiary may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if a PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to its offshore parent. Any limitation on the ability of a PRC subsidiary to distribute dividends or to make payments to its offshore parent may restrict our Company’s ability to satisfy our or its liquidity requirements. In addition, to the extent cash or assets in our business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in, or the impositions of restrictions and limitation on the ability of our holding company, or our PRC subsidiaries by the PRC government to transfer cash or assets.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2026.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 429 under the Securities Act of 1933, as amended. The Selling Shareholders may, from time to time, sell the Resale Shares offered by them described in this prospectus, as described under Plan of Distribution. We will not receive any proceeds from the sale by the Selling Shareholders of the Resale Shares offered by them described in this prospectus. Information about the Selling Shareholders may change over time. When the Selling Shareholders sell the Resale Shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. Before purchasing any Resale Security, you should carefully read both this prospectus and the accompanying prospectus supplement, if any (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and “Incorporation by Reference.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“China” or the “PRC” refers to the People’s Republic of China, including the special administrative region of Hong Kong, for the purpose of this prospectus only;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of the Company, par value $0.0005 per share with one vote for each share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of the Company, par value $0.0005 per share with two hundred votes for each share;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“shares”, “Shares” or “Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“US$,” “$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“we”, “us” or the “Company” refers to Autozi Internet Technology (Global) Ltd., and when describing the financial results of Autozi Internet Technology (Global) Ltd., also includes its subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

No Selling Shareholder is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

ii

PROSPECTUS SUMMARY

Company Overview

We are one of the leading and fast-growing lifecycle automotive service providers in China. Founded in 2010, we provide high-quality, affordable, and professional one-stop automotive products and services through online and offline channels countrywide. Leveraging our online supply chain cloud platform, SaaS platforms, and the network of multi-brand service (“MBS”) stores, we have established an ecosystem of lifecycle automotive services by connecting automotive manufacturers, auto parts manufactures, and insurance companies with MBS stores and various automotive owners. Therefore, we have built an automotive supply and service chain cloud platform utilizing a suppliers-to-business-to-customers, or S2B2C, business model, with automotive manufacturers, auto parts manufactures, and insurance companies acting as the “suppliers,” MBS stores acting as the “business,” automotive owners acting as the “customers,” and us taking the role of “to” to link the industry players and provide the supply and service chain operation services to realize the process synchronization and optimization among the various transaction entities along with the automotive supply and service chain, from merchandise sourcing, ordering and payment, inventory control, and logistics and fulfilment management, to service rendering.

We have significant in-house technology innovation capabilities in the lifecycle automotive service industry in China. Our business model aims at automotive supply chain consolidation and cost savings, process synchronization, digitalization, optimization, and efficiency improvement, as well as the improvement of customer satisfaction of automotive services. The achievement of our objectives is based on the supply and service chain cloud platform which not only requires the technical development including coding outsourcing, but also relies on the test of real business operation and continuous iterative refinement. Through our robust research and development efforts, we have successfully developed an intellectual property portfolio that differentiates us from our competitors. Our self-developed and proprietary online SaaS platforms serve the functions of store management, supply chain management, insurance management, and car sales. Every supply chain within our cloud platform shares the unified MDL, and every participant along with a supply chain can register its relative identity information vie web portal or mobile portal.

Our continuously expanding network of independent MBS stores fulfils the lifecycle automotive service needs of passenger vehicle owners in China. Most of the MBS stores carry our brand name, “Autozi,” which has a strong brand awareness in the markets we serve. We digitalize sporadic automotive purchase and service demands for different brands of cars into the MBS store network and address diverse product and service needs of customers in one stop. Since our MBS stores mostly locate in the third-and fourth-tier cities as well as counties and townships in China, we are able to penetrate the vast grassroots market in China.

Our revenues amounted to US$113.5 million, US$124.7 million and US$122.8 million, respectively, for the fiscal years ended September 30, 2023, 2024 and 2025.

Corporate Information

Our principal executive offices of our operating subsidiaries are located at Building A, Room 204, Intelligence Park, No. 26 Yongtaizhuang North Road, Haidian District, Beijing, China. Our telephone number at this address is +86 13810709967. Our principal website is http://www.autozi.com/. The information contained on our website is not a part of this prospectus.

1

THE OFFERING

Class A Ordinary Shares offered by the Selling Shareholders	Up to 3,497,273 Class A Ordinary Shares, representing the currently unsold portion of the 34,972,600 Class A Ordinary Shares previously registered under Registration Statement No. 333-293491, as adjusted for the Share Consolidation.

Ordinary Shares outstanding before this offering	56,288,753 Class A Ordinary Shares and 10,061,311 Class B Ordinary Shares

Ordinary Shares outstanding after this offering	56,288,753 Class A Ordinary Shares and 10,061,311 Class B Ordinary Shares

Use of proceeds	We are not selling any Resale Shares under this prospectus and will not receive any proceeds from the sale of the Resale Shares. We are paying however all of the fees and expenses in connection with the registration of the Resale Shares.

Risk Factors	Your investment in the Resale Shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Symbol	“AZI”

Unless otherwise indicated, the number of Class A Ordinary Shares to be outstanding after this offering is based on 56,288,753 Class A Ordinary Shares and 10,061,311 Class B Ordinary Shares outstanding as of the date of this prospectus.

2

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the lifecycle automotive service industry in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our bases of customers;

●	our plans to invest in our products and services;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. China’s lifecycle automotive services industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A ordinary shares. In addition, the highly-fragmented and rapidly changing nature of the lifecycle automotive services industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

3

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” of this prospectus.

The risk factors set out below update and supplement the risk factors in the 2025 Annual Report and should be read together with them.

We restated our previously announced results for the six months ended March 31, 2026, our interim financial statements have not been audited or reviewed, and we have identified material weaknesses in our internal control over financial reporting.

On May 29, 2026, we announced preliminary unaudited results for the six months ended March 31, 2026, including a net loss attributable to our ordinary shareholders of US$13.8 million. On August 19 and August 20, 2026, we furnished corrected unaudited condensed interim consolidated financial statements for the same period reporting a net loss attributable to our ordinary shareholders of US$26.3 million and an accumulated deficit of US$172.3 million as of March 31, 2026. Those interim financial statements have been neither audited nor reviewed by an independent registered public accounting firm, and the amended reports contain internal inconsistencies, including differing numbers of Class A Ordinary Shares issued and outstanding at the same dates.

Our annual report on Form 20-F for the fiscal year ended September 30, 2025 discloses material weaknesses in our internal control over financial reporting, consisting of a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements, including procedures over the identification of related party transactions and disclosure controls, and a lack of internal file management procedures. We have not completed the remediation of these material weaknesses. If we fail to remediate them, or if additional material weaknesses are identified, we may be unable to report our results of operations accurately or on a timely basis, we may be required to restate previously issued financial statements, investors may lose confidence in our financial reporting and the market price of our securities may decline.

Our chairman and chief executive officer holds a substantial majority of our voting power and is able to control all matters submitted to our shareholders for approval.

Each Class B Ordinary Share carries 200 votes and each Class A Ordinary Share carries one vote. Following the issuance of 10,000,000 Class B Ordinary Shares pursuant to the debt conversion agreement dated June 22, 2026, which are held by QIRUN INVESTMENT CO., LTD., a company wholly owned by Mr. Houqi Zhang, our chairman and chief executive officer, 10,061,311 Class B Ordinary Shares were issued and outstanding as of August 31, 2026, representing approximately 97% of the aggregate voting power of our outstanding ordinary shares.

As a result, Mr. Zhang is able to determine the outcome of substantially all matters submitted to our shareholders for approval, including the election of directors, amendments to our memorandum and articles of association and the approval of any merger, consolidation or sale of all or substantially all of our assets. Holders of our Class A Ordinary Shares have limited ability to influence those matters. This concentration of voting power may discourage transactions that other shareholders consider to be in their interests, may depress the market price of our Class A Ordinary Shares and may result in actions that are not aligned with the interests of our other shareholders.

4

We may cease to qualify as a foreign private issuer, which would significantly increase our reporting obligations and costs and would make Form F-3 unavailable to us.

We are currently a foreign private issuer as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act. That status is tested as of the last business day of our second fiscal quarter, which for us is March 31 of each year.

If we cease to qualify as a foreign private issuer, then beginning on the first day of the fiscal year following the applicable determination date we would be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, to comply with the proxy rules under Section 14 of the Exchange Act and with Regulation FD, and our directors, officers and principal shareholders would become subject to the reporting and short swing profit provisions of Section 16 of the Exchange Act. We would also cease to be eligible to register securities on Form F-3 and would lose the ability to rely on home country practice in lieu of certain Nasdaq corporate governance requirements. Compliance with these requirements would increase our legal, accounting and administrative costs and would place additional demands on our management and accounting personnel at a time when we have identified material weaknesses in our internal control over financial reporting.

Recent and pending issuances of our Class A Ordinary Shares have substantially diluted, and will continue to substantially dilute, the holdings of our existing shareholders.

The number of our issued and outstanding Class A Ordinary Shares increased from 4,457,854 as of March 31, 2026 to 56,288,753 as of August 31, 2026, principally as a result of shares issued upon conversion of the convertible note sold under our securities purchase agreement dated January 27, 2025, as amended, and shares issued under our securities purchase agreement dated June 22, 2026. Under the terms of the June 2026 securities purchase agreement, we have the ability to issue up to 50,000,000 Class A Ordinary Shares in the aggregate at a purchase price of US$0.60 per share. In addition, we may issue a substantial number of additional Class A Ordinary Shares upon conversion of our outstanding Advance Promissory Notes and any additional notes issued at the holder’s election.

We expect to require additional capital and may raise it through further offerings of equity or equity linked securities, including under this registration statement. Each such issuance further dilutes the proportionate ownership and voting interest of existing holders of our Class A Ordinary Shares, and actual or anticipated resales of the resulting shares into the public market could place significant downward pressure on the market price of our Class A Ordinary Shares, which in turn could increase the number of shares issuable on conversion of our notes and cause further dilution.

Our outstanding Advance Promissory Notes and their conversion features may result in substantial dilution and downward pressure on the market price of our Class A Ordinary Shares.

In June 2026, we entered into a securities purchase agreement (the “June 2026 Securities Purchase Agreement”) pursuant to which we issued, and may issue additional, Advance Promissory Notes with an aggregate principal amount of up to US$5.25 million. The notes were issued at a discount to principal and are convertible into our Class A Ordinary Shares in accordance with their terms.

The notes were issued with a 4% original issue discount and contain conversion features that may result in the issuance of a substantial number of Class A Ordinary Shares. Following the applicable conversion date, holders may elect an Alternate Conversion Price equal to the lower of the applicable conversion price then in effect and the greater of (i) 93% of the lowest Volume-Weighted Average Price (“VWAP”) of our Class A Ordinary Shares during the ten (10) consecutive trading day period immediately preceding the applicable conversion notice and (ii) the Floor Price then in effect. Because the alternative conversion price is set by reference to 93% of the lowest VWAP over a trailing ten (10) trading day period, the number of Class A Ordinary Shares issuable on conversion increases as the market price of our Class A Ordinary Shares falls. Although the notes contain a 9.99% beneficial ownership limitation, that limitation does not prevent a holder from converting shares, selling such shares and subsequently converting additional portions of the notes.

The Floor Price initially equals US$0.288 per share and is subject to adjustment and periodic resets in accordance with the terms of the notes. The notes contain various investor protections and remedies, including events of default, mandatory default payments, redemption rights and restrictions relating to certain subsequent financing transactions. These provisions may limit our financial and operational flexibility and may adversely affect our ability to obtain additional financing on favorable terms, or at all.

The issuance of Class A Ordinary Shares upon conversion of the notes, together with any future issuance of additional notes or conversion shares, would substantially dilute the ownership interests of our existing shareholders. In addition, actual or anticipated sales of conversion shares into the public market could place significant downward pressure on the market price of our Class A Ordinary Shares, which could further increase the number of shares issuable upon conversion and result in additional dilution.

We may accept cryptocurrencies as consideration for the issuance of our Class A Ordinary Shares, which would expose us to additional financial, operational and regulatory risks.

Under our securities purchase agreement dated June 22, 2026 with certain non-U.S. investors, the purchase price for up to 50,000,000 Class A Ordinary Shares may be paid, in our sole discretion and subject to applicable laws and regulations, in cryptocurrencies rather than in U.S. dollars. The acceptance of cryptocurrencies as payment would expose us to the price volatility of digital assets, to custody, cybersecurity and counterparty risks, to difficulties in valuing and accounting for digital assets and in converting them into fiat currency, and to anti-money laundering, sanctions and customer identification requirements. PRC laws and regulations restrict activities involving virtual currencies and restrict the conversion and cross border movement of funds, which may prevent us from applying any such consideration to our operations in China. Any of these matters could adversely affect our liquidity, our reported results of operations and our relationships with our banks, our transfer agent and Nasdaq.

5

Our 2019 convertible bonds are in default, and the holders may demand repayment or convert them into equity of our principal PRC operating subsidiary.

Convertible bonds that we issued in 2019 and 2020 had an aggregate outstanding principal amount of US$4.4 million and accrued and unpaid interest of US$6.2 million as of March 31, 2026. Those bonds matured on June 30, 2020 and September 23, 2020, respectively, and have not been repaid. The bonds are convertible into ordinary shares of Autozi Internet Technology Co., Ltd., our principal PRC operating subsidiary, rather than into our own shares, and the holders are entitled to demand payment of principal, interest and default interest whether or not they exercise their conversion rights. We are in negotiations with the holders regarding repayment or conversion. If the holders convert, our equity interest in our principal operating subsidiary would be reduced, which would reduce our share of its earnings and assets. If the holders demand repayment, we may not have sufficient resources to pay, which could result in enforcement action against us or our subsidiaries and would further strain our liquidity.

We depend on funding and credit support from our chairman and chief executive officer, and we have no commitment that it will continue.

For the six months ended March 31, 2026, we borrowed US$9.0 million from Mr. Houqi Zhang, our chairman and chief executive officer, and amounts due to related parties were US$3.0 million as of March 31, 2026. Mr. Zhang, and in certain cases his spouse, has provided personal guarantees, real property collateral and a pledge of his partnership interest in an affiliated investment partnership to secure a substantial part of our bank borrowings, which totaled US$9.1 million as of March 31, 2026 and are all scheduled to mature within one year. We have no commitment from Mr. Zhang to provide further funding or credit support. If that funding or support is withdrawn or becomes unavailable, our lenders may decline to renew or may accelerate our borrowings, and our liquidity, our ability to fund operations and our ability to continue as a going concern would be materially and adversely affected.

We rely on home country practice in lieu of certain Nasdaq corporate governance and shareholder approval requirements, and our shareholders accordingly have reduced protections.

As a foreign private issuer, we are permitted to follow Cayman Islands practice in lieu of certain requirements of the Nasdaq listing rules, including the shareholder approval requirements of Nasdaq Listing Rule 5635. We have issued, and may issue, a substantial number of ordinary shares in transactions that for a domestic issuer would require shareholder approval under Nasdaq Listing Rule 5635(b) or Rule 5635(d), including the issuance of 10,000,000 Class B Ordinary Shares to our chairman and chief executive officer and the issuance of Class A Ordinary Shares upon conversion of our advance promissory notes, which are not subject to any exchange cap or share issuance limit. If Nasdaq determines that we did not properly rely on home country practice, or that we failed to provide the disclosure required by Nasdaq Listing Rule 5615(a)(3), we could receive a deficiency determination or become subject to delisting proceedings. Our shareholders do not have the protections that these shareholder approval requirements are intended to provide.

A substantial majority of our assets consists of prepayments for professional services that are not readily convertible into cash.

As of March 31, 2026, prepayments, receivables and other assets, net were US$39.4 million, representing approximately 79% of our total assets, and included prepaid professional service fees of US$34.1 million, compared with US$1.4 million of prepaid expenses as of September 30, 2025. Our cash and cash equivalents were US$0.4 million as of March 31, 2026. These balances are not readily convertible into cash. If the related services are not delivered, or if we are required to write down or write off these balances, our financial condition and results of operations would be materially and adversely affected.

The June 2026 Securities Purchase Agreement and the Advance Promissory Notes may restrict our ability to obtain additional financing and pursue certain strategic transactions.

As discussed above, in June 2026 we entered into the June 2026 Securities Purchase Agreement pursuant to which we issued, and may issue additional, Advance Promissory Notes. The June 2026 Securities Purchase Agreement and the related note documents contain various investor protections and contractual rights, including provisions governing the issuance of additional notes, redemption rights, events of default and restrictions applicable to certain subsequent financing transactions. In addition, holders may have the ability under specified circumstances to require that a portion of the proceeds of future financings be applied to obligations under the notes, and certain future financing transactions may require investor consent while the notes remain outstanding.

These provisions may limit our ability to raise additional debt or equity capital, issue securities on terms we consider desirable, pursue alternative financing structures or complete strategic transactions. As a result, our financing flexibility may be reduced at the very time additional capital is needed to fund our operations, satisfy liquidity requirements or execute our business strategy.

Our ability to execute our business strategy, fund operations, satisfy our liquidity needs and address our going concern challenges is dependent in part on our ability to access additional sources of capital. If the provisions contained in the June 2026 Securities Purchase Agreement or the notes limit our financing flexibility, increase the cost of obtaining capital or discourage potential investors, our business, financial condition, results of operations and prospects could be materially and adversely affected.

6

Substantial doubt exists regarding our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. However, as disclosed in our interim financial statements for the six months ended March 31, 2026, we incurred a net loss of approximately US$26.3 million during the period, had an accumulated deficit of approximately US$172.3 million as of March 31, 2026 and generated negative operating cash flows. These conditions raised substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern will depend on our ability to improve our operating performance, generate positive cash flows from operations and obtain additional financing. Although we have completed financing transactions, including the issuance of Advance Promissory Notes pursuant to the June 2026 Securities Purchase Agreement, and continue to explore additional debt and equity financing opportunities, there can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to obtain additional financing, improve our liquidity position or successfully execute our business plans, we may be unable to meet our obligations as they become due.

The occurrence of any of these events could materially and adversely affect our business, financial condition, results of operations and prospects. If we are unable to continue as a going concern, investors could lose all or a substantial portion of their investment in our securities.

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”). Prior to our transfer to the Nasdaq Capital Market in June 2026, our Class A Ordinary Shares were listed on the Nasdaq Global Market. Nasdaq requires listed companies to comply with various continued listing standards, including minimum publicly held shares, bid price and shareholder requirements under Nasdaq Listing Rule 5550(a), and minimum stockholders’ equity, market value of listed securities or net income requirements under Nasdaq Listing Rule 5550(b), together with the related compliance and deficiency procedures set forth in Nasdaq Listing Rule 5810. Failure to satisfy any applicable continued listing standard may result in deficiency notices, compliance periods, hearings, delisting determinations or the delisting of our securities from Nasdaq.

We have previously failed to satisfy certain Nasdaq continued listing requirements. Since 2024, we have repeatedly relied on share consolidations and reverse share split transactions to facilitate continued Nasdaq compliance. On July 2, 2025, we received a notification letter from the Nasdaq Listing Qualifications Department indicating that the closing bid price of our securities had been below the minimum bid price requirement of US$1.00 per share set forth in Nasdaq Listing Rule 5450(a)(1) for 30 consecutive business days. We were provided a compliance period through December 29, 2025 to regain compliance. On January 7, 2026, Nasdaq notified us that we had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). On January 6, 2026, Nasdaq notified us that we had not regained compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement under Nasdaq Listing Rule 5450(b)(2)(A), which requires an issuer listed on the Nasdaq Global Market to maintain a minimum MVLS of US$50 million, prior to the expiration of the compliance period previously granted by Nasdaq. We appealed that determination and a hearing before a Nasdaq Hearings Panel was scheduled.

On January 13, 2026, Nasdaq notified us that we had regained compliance with the MVLS requirement under Nasdaq Listing Rule 5450(b)(2)(A) and that we satisfied all applicable continued listing standards, resulting in the cancellation of the previously scheduled hearing before the Nasdaq Hearings Panel. Subsequently, on March 25, 2026, we received a further notification from Nasdaq that our MVLS had remained below the US$50 million threshold for 30 consecutive business days and that we therefore did not satisfy Nasdaq Listing Rule 5450(b)(2)(A). Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq granted us a compliance period through September 21, 2026 to regain compliance with the MVLS requirement. In June 2026, we completed our transfer from the Nasdaq Global Market to the Nasdaq Capital Market.

There can be no assurance that we will continue to satisfy Nasdaq’s continued listing requirements in the future. Our continued ability to maintain a listing on Nasdaq may be adversely affected by future declines in our share price, reductions in our market value of listed securities, future operating losses or other failures to satisfy Nasdaq’s continued listing standards. If the market price of our Class A Ordinary Shares declines significantly, if we fail to satisfy minimum bid price requirements, or if we fail to satisfy any other continued listing standard, Nasdaq could initiate delisting proceedings. Even if we are able to regain compliance, there can be no assurance that we will maintain compliance thereafter.

If our securities lose their status on Nasdaq, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from Nasdaq and continued or further declines in our share price could also greatly impair our reputation and ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Our eligibility to use Form F-3 could be adversely affected if it is determined that we did not timely furnish reports required under the Exchange Act.

Eligibility to use Form F-3 depends, among other things, on compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. In March 2026, we announced a 10-for-1 share consolidation that became effective on March 23, 2026 and resulted in changes to our authorized share capital, issued share capital and governing constitutional documents. As of the date of this prospectus, disclosures relating to the share consolidation and related amendments to our memorandum and articles of association have not been separately furnished to the SEC on Form 6-K. We are evaluating and, to the extent necessary, intend to supplement or ratify the relevant disclosures.

If the SEC or Nasdaq were to determine that information relating to the share consolidation, the related amendments to our constitutional documents or other material corporate actions should have been furnished under the Exchange Act and was not timely furnished, we could incur additional costs to remedy such deficiencies and our eligibility to use Form F-3 could be adversely affected. Any loss of Form F-3 eligibility could impair our ability to access the capital markets efficiently, delay future financing transactions and adversely affect our business, financial condition and liquidity.

7

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

8

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company limited by shares and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

We have adopted the fourth amended and restated memorandum and articles of association and our authorized share capital is US$500,000 divided into 1,000,000,000 shares of a par value of US$0.0005 each, comprising of (i) 960,000,000 Class A ordinary shares of US$0.0005 par value each and (ii) 40,000,000 Class B ordinary shares of US$0.0005 par value each. As of the date of this prospectus, 56,288,753 Class A ordinary shares and 10,061,311 Class B ordinary shares are issued and outstanding. The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

ORDINARY SHARES

Objects of Our Company. Under our fourth amended and restated memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and our fourth amended and restated memorandum and articles of association.

Conversion. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary share into Class A ordinary share. In no event shall Class A ordinary share be convertible into Class B ordinary share. Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to our fourth amended and restated memorandum and articles of association shall be effected by means of the re-designation and re-classification of each relevant Class B ordinary share as a Class A ordinary share. Any future issuances of Class B ordinary shares may be dilutive to holders of Class A ordinary shares. The conversion of Class B ordinary shares might have impact on holders of Class A ordinary shares, including dilution and reduction in the aggregate voting power of holders of Class A ordinary shares, as well as the potential increase in the relative voting power if any holder of Class B ordinary shares retains its shares.

Voting Rights. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all resolutions submitted to a vote by our shareholders at any general meeting of our Company. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our Company, and each Class B ordinary share shall entitle the holder thereof to two hundred (200) votes on all matters subject to a vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our Company and entitled to vote at such general meeting. An annual general meeting may (but shall not be obliged to) hold in each calendar year. The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. Advance notice of at least seven (7) calendar days is required for the convening of any general meeting.

An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative votes of no less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution is required for important matters such as making changes to our memorandum and articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Transfer of Shares. Subject to the restrictions of our fourth amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing and in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and (e) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged with our Company, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

9

Liquidation. If our Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to us at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors, before the issue of such shares, or by an ordinary resolution of our shareholders. Our Company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following the date on which the payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our directors may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records. Holders of our shares will have no right of inspecting any account or book or document of the Company except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by the Board or the Company in general meeting. However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find Additional Information.”

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our fourth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by an ordinary resolution. Our directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate. Our directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

●	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

●	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

●	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

●	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

●	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

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●	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, with the addition of, in the case of a company having a capital divided into shares, a statement of the shares held by each shareholder, and the statement shall —

(i)	distinguish each share by its number (so long as the share has a number);
(ii)	confirm the amount paid, or agreed to be considered as paid on the shares of each shareholder;
(iii)	confirm the number and category of shares held by each shareholder;
(iv)	confirm whether each relevant category of shares held by a shareholder carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein and a member whose name is entered on the register of members shall be deemed to be a member of our Company as a matter of the Companies Act. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

DIFFERENCES IN CORPORATE LAW

The Companies Act is derived, to a large extent, from that of England and Wales but does not follow recent English statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a director’s declaration as to the solvency of the surviving or consolidated company, a director’s declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary company or companies does not require authorization by a resolution of shareholders of that Cayman subsidiary company if a copy of the plan of merger is given to every shareholder of that Cayman subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose a company is a “parent” of a subsidiary company if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled as a shareholder except the right to be paid the fair value of that person’s shares, to participate fully in all proceedings until he determination of fair value is reached, and the right to obtain relief on the ground that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (i) the statutory provisions as to the required majority vote have been met; (ii) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (iii) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (iv) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our fourth amended and restated memorandum and articles of association provide that every director, secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company-a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fourth amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated memorandum and articles of association allow our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition an extraordinary meeting of the shareholders, in which case the chairman or the directors (acting by a resolution of the Board) shall proceed to convene an extraordinary general meeting of the Company. However, our fourth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As an exempted Cayman company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the laws of the Cayman Islands, our fourth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, directors may be removed from office by the affirmative vote of two-thirds (2/3) of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors), or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by a special resolution), notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with fiduciary duties, which they owe to a company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our Company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our fourth amended and restated memorandum and articles of association, our fourth amended and restated memorandum and articles of association may only be amended by a special resolution.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

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SELLING SHAREHOLDERS

The Resale Shares being offered by the Selling Shareholders are those issued pursuant to that certain Securities Purchase Agreement dated as of December 8, 2025, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “2025 PIPE”). The 2025 PIPE closed on December 18, 2025, in connection with which the Company issued an aggregate of 34,972,600 Class A Ordinary Shares to the investors in the 2025 PIPE, each of whom was a non-U.S. investor, at a purchase price of US$0.915 per share, after giving effect to applicable share consolidation adjustments then in effect. After giving effect to the Share Consolidation, such 34,972,600 Class A Ordinary Shares became 3,497,273 Class A Ordinary Shares (including the rounding up of fractional entitlements), equivalent to a purchase price of US$9.15 per share. Certain of the Selling Shareholders acquired their Resale Shares from investors in the 2025 PIPE in private transfers rather than from the Company, as described in footnote (1) to the table below. This prospectus relates to the resale of up to 3,497,273 Class A Ordinary Shares, being the currently unsold portion of such Class A Ordinary Shares as so adjusted.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by each of the Selling Shareholders. The second column lists the number of Class A Ordinary Shares held by each Selling Shareholder as of September 24, 2026, based on the records of our transfer agent and other information available to us. The third column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Class A Ordinary Shares. Generally, a person “beneficially owns” shares of our Class A Ordinary Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information available to us as of September 24, 2026, including information provided to us by the Selling Shareholders, information obtained from our transfer agent or other information available to us.

Unless otherwise indicated in the footnotes to this table, we believe that each Selling Shareholder has sole voting and investment power with respect to the Resale Shares indicated as beneficially owned. Shares issuable pursuant to the exercise of equity options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding Class A Ordinary Shares beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding Class A Ordinary Shares beneficially owned by any other person.

To our knowledge, except for the ownership of the Company’s securities, neither the Selling Shareholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

This prospectus covers the resale of up to 3,497,273 Class A Ordinary Shares, representing the currently unsold portion of the 34,972,600 Class A Ordinary Shares previously registered under Registration Statement No. 333-293491, as adjusted for the Share Consolidation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Class A Ordinary Shares from holders named in this prospectus after the effective date of this prospectus.

Name of Selling Shareholder(1)	Number of Class A Ordinary Shares Beneficially Owned Before the Offering	Number of Class A Ordinary Shares To Be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Beneficially Owned After the Offering	Percentage of Class A Ordinary Shares Beneficially Owned After the Offering
Yang Zhonggui	155,081	155,081	0	0%
Wenxiang Yan	155,081	155,081	0	0%
Youbing Li	155,081	155,081	0	0%
Yuzhong Wei	155,081	155,081	0	0%
Yi Xu	155,081	155,081	0	0%
Hongfeng Zheng	155,081	155,081	0	0%
Xuefeng Li	155,081	155,081	0	0%
Liu Qin	155,081	155,081	0	0%
Bo Wang	155,081	155,081	0	0%
Yuanju Jiang	155,081	155,081	0	0%
Min Wang	54,645	54,645	0	0%
Shuxia Liu	163,935	163,935	0	0%
Liping Cen	155,073	155,073	0	0%
Liming Tang	155,081	155,081	0	0%
Jie Chen	155,081	155,081	0	0%
Xiang Zhao	155,081	155,081	0	0%
Congying Liao	155,081	155,081	0	0%
Qiuli Zhao	155,081	155,081	0	0%
Kunlin Xiang	155,081	155,081	0	0%
Xianni Zhang	155,081	155,081	0	0%
Shuli Li	155,081	155,081	0	0%
Juan Xie	92,162	92,162	0	0%
Xianlong Wu	220,000	220,000	0	0%
Qiuxiang Ge	20,000	20,000	0	0%

Total Class A Ordinary Shares Offered by the Selling Shareholders	3,497,273	3,497,273	0	0%

(1) Share numbers reflect the Share Consolidation. Yang Zhonggui, Wenxiang Yan, Youbing Li, Yuzhong Wei, Liu Qin, Wang Bo, Jiang Yuanju, Liping Cen, Congying Liao, Juan Xie and Xianlong Wu acquired their Resale Shares from Haibo Shen, Yi Jiang, Jingyuan Wang, Jiang Gu, Jia Zhang, Liu Zhang, Meiyu Zhang, Fuchun Wu, Juduo Song, Linge Wang and Hui Liao, respectively, each an investor in the 2025 PIPE, in private transfers on April 20, 2026; Xianlong Wu also acquired 62,919 Resale Shares from Linge Wang and 2,000 Resale Shares from Xuan Ouyang on the same date. All of the Resale Shares are held in street name through Cede & Co., the nominee of The Depository Trust Company. The Selling Shareholders may have sold, transferred or otherwise disposed of some or all of their Resale Shares since September 24, 2026, including under the prospectus contained in Registration Statement No. 333-293491, and the number of Resale Shares shown for each Selling Shareholder is the maximum number that such Selling Shareholder may offer under this prospectus.

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PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit resale by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Shareholders may sell all or a portion of the Resale Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholders may transfer the Resale Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Resale Shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the Resale Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states of the United States, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Some of our directors and executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. In particular, Dr. Houqi Zhang, Shirong Tong, Jing Lu, Haiyn Si, Hui H. Zhang and Haifeng Li are PRC residents. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed 195 Atrium Manalapan Management Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Beijing Newbridge Law Firm, our legal counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters. There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have been advised by Appleby that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company on the basis of documents in a U.S. court will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, such proceedings would be expected to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice. Because the courts of the Cayman Islands have yet to rule on whether such judgments obtained from the United States courts under the civil liability provisions of the securities laws are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Beijing Newbridge Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

16

TAXATION

Material income tax considerations relating to the purchase, ownership and disposition of the Resale Shares are set forth under “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering will be passed upon for us by York, Hart & Lane, LLP. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Appleby, our counsel as to Cayman Islands law. Certain legal matters as to PRC law will be passed upon for us by Beijing Newbridge Law Firm.

EXPERTS

The consolidated financial statements of Autozi Internet Technology (Global) Ltd. appearing in Autozi Internet Technology (Global) Ltd.’s Annual Report (Form 20-F) for the year ended September 30, 2025, have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered address of Marcum Asia CPAs is located at Suite 830, 7 Penn Plaza New York, NY, 10001.

Effective June 4, 2026, the Company dismissed Marcum Asia CPAs LLP and engaged Assentsure PAC as its independent registered public accounting firm for the fiscal year ending September 30, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on February 12, 2026 (File No. 001-42255);

●	our Reports on Form 6-K furnished to the SEC on April 21, 2026, May 29, 2026, June 10, 2026, June 23, 2026, June 25, 2026, June 26, 2026 and August 31, 2026, and our Reports on Form 6-K/A furnished to the SEC on May 11, 2026, August 19, 2026 and August 20, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

The registration statement of which this prospectus forms a part also constitutes a post-effective amendment to our Registration Statement on Form F-3 (File No. 333-293491) under Rule 429 under the Securities Act, and the documents listed above supersede the documents previously incorporated by reference into that registration statement. A report on Form 6-K or Form 6-K/A that we furnish to the SEC after the date of this prospectus will be incorporated by reference into this prospectus only if, and to the extent that, the report states that it is being incorporated by reference into this prospectus or into the registration statement of which this prospectus forms a part. Other than the reports on Form 6-K and Form 6-K/A expressly identified above, we do not incorporate by reference any information that is furnished to, and not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Building A, Room 204

Intelligence Park No. 26 Yongtaizhuang North Road

Haidian District, Beijing, China

Tel.: +86 13810709967

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

18

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED October 9, 2026

Up to US$500,000,000 of Class A Ordinary Shares, Warrants and Units previously registered under Registration Statement No. 333-293491 and up to US$20,000,000 of Debt Securities, Preferred Shares and Rights

Class A Ordinary Shares

Debt Securities

Preferred Shares

Rights

Warrants

Units

Autozi Internet Technology (Global) Ltd.

This prospectus relates to (i) up to US$500,000,000 of our Class A ordinary shares, par value US$0.0005 per share (“Class A Ordinary Shares”), warrants to purchase Class A Ordinary Shares and units consisting of Class A Ordinary Shares and warrants, which were previously registered under our Registration Statement on Form F-3 (File No. 333-293491) and remain unsold, and (ii) up to US$20,000,000 of debt securities, preferred shares and rights, together with Class A Ordinary Shares issuable upon conversion, exchange or exercise of any of these securities, which are newly registered under the registration statement of which this prospectus forms a part. We may offer and sell these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$520,000,000, of which the aggregate initial offering price of the newly registered securities will not exceed US$20,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AZI”. Prior to our transfer to the Nasdaq Capital Market in June 2026, our Class A Ordinary Shares were listed on the Nasdaq Global Market. On October 7, 2026, the closing trading price of our Class A Ordinary Shares was $1.125. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was approximately US$93.4 million, based on 56,272,678 Class A Ordinary Shares held by non-affiliates as of October 7, 2026 and a closing sale price of US$1.66 per Class A Ordinary Share on August 19, 2026, a date within 60 days prior to the date of filing of the registration statement of which this prospectus forms a part.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-3 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries in China. This structure involves unique risks to our investors. Investors in our shares thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries. Marcum Asia CPAs LLP, the independent registered public accounting firm that issued the audit report on our consolidated financial statements for the fiscal year ended September 30, 2025 incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York, New York, and has been inspected by the PCAOB on a regular basis. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021, as it is not on the list published by the PCAOB. Effective June 4, 2026, we dismissed Marcum Asia CPAs LLP and engaged Assentsure PAC, an independent registered public accounting firm headquartered in Singapore, as our auditor for the fiscal year ending September 30, 2026. Assentsure PAC is registered with the PCAOB and subject to its inspection, and is not headquartered in mainland China or Hong Kong. However, in the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. Furthermore, due to the recent developments in connection with the implementation of the HFCA Act, we cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the Accelerating HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Certain recent statements and regulatory actions by China’s government may have a material negative impact on the Company’s business operations in the following areas of PRC law:

(1) China promulgated several laws and regulations on data security and personal information protections in the last two years, mainly the Data Security Law of the People’s Republic of China (“Data Security Law”), which came into effect on September 1, 2021, and the Personal Information Protection Law of the People’s Republic of China (“PIP Law”), which came into effect on November 1, 2021. The Company may receive general personal information or even sensitive personal information from its clients in the Company’s day-to-day business operations, therefore, the Data Security Law and the PIP Law may accordingly apply to the Company’s business activities in China, as a consequence of which, the Company may have relevant obligations as required thereby.

(2) The Anti-Monopoly Law of the People’s Republic of China (Revised in 2022) (“Anti-Monopoly Law”) came into effect on August 1, 2022. The “monopolistic practices” defined by the Anti-Monopoly Law include (a) the conclusion of a monopolistic agreement; (b) the abuse of dominant market positions; and (c) the concentration that eliminates or restricts competition or may eliminate or restrict competition. Based on Company’s China and global market share, the Company does not have a dominant market position that enables the Company to restrict or eliminate the competition.

(3) The PRC government authorities may strengthen oversight over offerings that are conducted overseas and/or foreign investment in overseas-listed China-based issuers like us from time to time. Such actions taken by the PRC government authorities may influence our operations, which are beyond our control. For instance, the relevant PRC governments promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, among which, it is mentioned that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, due to lack of further interpretations or applications from the competent authorities on such opinions, there are still uncertainties regarding the interpretation and implementation of these opinions, and any new rules or regulations promulgated in the future may impose additional requirements on us.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”). Pursuant to the Trial Measures, a filing-based regulatory system is applied to both “direct overseas offering and listing” and “indirect overseas offering and listing” of PRC domestic companies. The “indirect overseas offering and listing” of PRC domestic companies refers to such securities offering and listing in an overseas market made in the name of an offshore entity, but based on the underlying equity, assets, earnings or other similar rights of a domestic company which operates its main business domestically. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) the total assets, net assets, revenues or profits of the domestic operating entity or entities of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) most of the senior managers in charge of business operation and management of the issuer are Chinese citizens or have domicile in China, and its main places of business are located in China or main business activities are conducted in China. Pursuant to the Trial Measures, we are required to file the relevant documents with the CSRC within three business days after submitting our listing application documents to the relevant regulator in the place of intended listing, and complete the filing procedures with the CSRC in connection with such subsequent securities offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the Trial Measures may subject a PRC domestic company to a warning and a fine of RMB1 million to RMB10 million. In the event of a serious violation of the Trial Measures, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The term “registration statement” means Registration Statement No. 333-293491 and any and all amendments, schedules and exhibits thereto, together with this registration statement, which is combined with Registration Statement No. 333-293491 pursuant to Rule 429 under the Securities Act.

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“China” or the “PRC” refers to the People’s Republic of China, including the special administrative region of Hong Kong, for the purpose of this prospectus only;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of the Company, par value $0.0005 per share with one vote for each share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of the Company, par value $0.0005 per share with two hundred votes for each share;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“shares”, “Shares” or “Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“US$,” “$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“we”, “us” or the “Company” refers to Autozi Internet Technology (Global) Ltd., and when describing the financial results of Autozi Internet Technology (Global) Ltd., also includes its subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

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PROSPECTUS SUMMARY

Company Overview

We are one of the leading and fast-growing lifecycle automotive service providers in China. Founded in 2010, we provide high-quality, affordable, and professional one-stop automotive products and services through online and offline channels countrywide. Leveraging our online supply chain cloud platform, SaaS platforms, and the network of multi-brand service (“MBS”) stores, we have established an ecosystem of lifecycle automotive services by connecting automotive manufacturers, auto parts manufactures, and insurance companies with MBS stores and various automotive owners. Therefore, we have built an automotive supply and service chain cloud platform utilizing a suppliers-to-business-to-customers, or S2B2C, business model, with automotive manufacturers, auto parts manufactures, and insurance companies acting as the “suppliers,” MBS stores acting as the “business,” automotive owners acting as the “customers,” and us taking the role of “to” to link the industry players and provide the supply and service chain operation services to realize the process synchronization and optimization among the various transaction entities along with the automotive supply and service chain, from merchandise sourcing, ordering and payment, inventory control, and logistics and fulfilment management, to service rendering.

We have significant in-house technology innovation capabilities in the lifecycle automotive service industry in China. Our business model aims at automotive supply chain consolidation and cost savings, process synchronization, digitalization, optimization, and efficiency improvement, as well as the improvement of customer satisfaction of automotive services. The achievement of our objectives is based on the supply and service chain cloud platform which not only requires the technical development including coding outsourcing, but also relies on the test of real business operation and continuous iterative refinement. Through our robust research and development efforts, we have successfully developed an intellectual property portfolio that differentiates us from our competitors. Our self-developed and proprietary online SaaS platforms serve the functions of store management, supply chain management, insurance management, and car sales. Every supply chain within our cloud platform shares the unified MDL, and every participant along with a supply chain can register its relative identity information vie web portal or mobile portal.

Our continuously expanding network of independent MBS stores fulfils the lifecycle automotive service needs of passenger vehicle owners in China. Most of the MBS stores carry our brand name, “Autozi,” which has a strong brand awareness in the markets we serve. We digitalize sporadic automotive purchase and service demands for different brands of cars into the MBS store network and address diverse product and service needs of customers in one stop. Since our MBS stores mostly locate in the third-and fourth-tier cities as well as counties and townships in China, we are able to penetrate the vast grassroots market in China.

Our revenues amounted to US$113.5 million, US$124.7 million and US$122.8 million, respectively, for the fiscal years ended September 30, 2023, 2024 and 2025.

For the fiscal years ended September 30, 2023, 2024 and 2025, new car sales represented approximately 65.0%, 44.8% and 0.8% of our total revenues, respectively, while auto parts and auto accessories sales represented approximately 32.4%, 54.9% and 99.2% of our total revenues, respectively. Automotive insurance related services represented approximately 2.6%, 0.3% and nil of our total revenues, respectively. Due to limited cash flow and our assessment of relative profitability among our business lines, we temporarily suspended our new car sales and automotive insurance related services during fiscal 2025 and concentrated our resources on our auto parts and auto accessories business.

Corporate Information

Our principal executive offices of our operating subsidiaries are located at Building A, Room 204, Intelligence Park, No. 26 Yongtaizhuang North Road, Haidian District, Beijing, China. Our telephone number at this address is +86 13810709967. Our principal website is http://www.autozi.com/. The information contained on our website is not a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the lifecycle automotive service industry in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our bases of customers;

●	our plans to invest in our products and services;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. China’s lifecycle automotive services industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A ordinary shares. In addition, the highly-fragmented and rapidly changing nature of the lifecycle automotive services industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” of this prospectus.

The filing, approval or other administrative requirements of the CSRC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities or debt offerings.

The PRC government authorities may strengthen oversight over offerings that are conducted overseas and/or foreign investment in overseas-listed China-based issuers like us from time to time. Such actions taken by the PRC government authorities may influence our operations, which are beyond our control. For instance, the relevant PRC governments promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, among which, it is mentioned that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, due to lack of further interpretations or applications from the competent authorities on such opinions, there are still uncertainties regarding the interpretation and implementation of these opinions, and any new rules or regulations promulgated in the future may impose additional requirements on us.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”). Pursuant to the Trial Measures, a filing-based regulatory system is applied to both “direct overseas offering and listing” and “indirect overseas offering and listing” of PRC domestic companies. The “indirect overseas offering and listing” of PRC domestic companies refers to such securities offering and listing in an overseas market made in the name of an offshore entity, but based on the underlying equity, assets, earnings or other similar rights of a domestic company which operates its main business domestically. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) the total assets, net assets, revenues or profits of the domestic operating entity or entities of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) most of the senior managers in charge of business operation and management of the issuer are Chinese citizens or have domicile in China, and its main places of business are located in China or main business activities are conducted in China. Pursuant to the Trial Measures, we are required to file the relevant documents with the CSRC within three business days after submitting our listing application documents to the relevant regulator in the place of intended listing, and complete the filing procedures with the CSRC in connection with such subsequent securities offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the Trial Measures may subject a PRC domestic company to a warning and a fine of RMB1 million to RMB10 million. In the event of a serious violation of the Trial Measures, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Furthermore, on February 24, 2023, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Management Provisions”). Pursuant to the Confidentiality and Archives Management Provisions, PRC domestic companies that seek to offer and list securities in overseas markets shall establish confidentiality and archives system. The PRC domestic companies shall obtain approval from the competent authority and file with the confidential administration department at the same level when providing or publicly disclosing documents and materials related to state secrets or secrets of the governmental authorities to the relevant individuals or entities including securities companies, securities service agencies or the offshore regulatory authorities or providing or publicly disclosing such documents and materials through its offshore listing entity, and shall complete corresponding procedures when providing or publicly disclosing documents and materials which may adversely influence national security and the public interest to the relevant individuals or entities including securities companies, securities service agencies or the offshore regulatory authorities or providing or publicly disclosing such documents and materials through its offshore listing entity. The PRC domestic companies shall provide written statements on the implementation on the aforementioned rules to the relevant securities companies and securities service agencies and the PRC domestic companies that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in compliance with applicable national regulations.

As the CSRC determines that we need to complete the required filing procedures for any such subsequent securities offerings in the same overseas market where we have previously offered and listed securities, or if such government authorities promulgate any interpretation or implement rules that would require us to obtain approvals from the CSRC or other regulatory authorities or complete required filing or other administrative procedures for any future offshore securities offering or other financing activities, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing or other administrative procedures, or obtain any waiver of aforesaid requirements if and when procedures are established to obtain such waiver. Any failure to obtain or delay in obtaining such approval or completing such filing or other administrative procedures for any future offshore securities offering, or a rescission of any such approval obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory authorities may also impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from any future offshore securities offering into the PRC or take other actions that could adversely affect our business, operating results and financial condition, as well as our ability to complete any future offshore securities offering. The CSRC or any other PRC government authorities may also take actions requiring us, or making it advisable for us, to halt any future offshore securities offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could materially and adversely affect the trading price of our shares.

Our outstanding Advance Promissory Notes and their conversion features may result in substantial dilution and downward pressure on the market price of our Class A Ordinary Shares.

In June 2026, we entered into a securities purchase agreement (the “June 2026 Securities Purchase Agreement”) pursuant to which we issued, and may issue additional, Advance Promissory Notes with an aggregate principal amount of up to US$5.25 million. The notes were issued at a discount to principal and are convertible into our Class A Ordinary Shares in accordance with their terms.

The notes were issued with a 4% original issue discount and contain conversion features that may result in the issuance of a substantial number of Class A Ordinary Shares. Following the applicable conversion date, holders may elect an Alternate Conversion Price equal to the lower of the applicable conversion price then in effect and the greater of (i) 93% of the lowest Volume-Weighted Average Price (“VWAP”) of our Class A Ordinary Shares during the ten (10) consecutive trading day period immediately preceding the applicable conversion notice and (ii) the Floor Price then in effect. Because the alternative conversion price is set by reference to 93% of the lowest VWAP over a trailing ten (10) trading day period, the number of Class A Ordinary Shares issuable on conversion increases as the market price of our Class A Ordinary Shares falls. Although the notes contain a 9.99% beneficial ownership limitation, that limitation does not prevent a holder from converting shares, selling such shares and subsequently converting additional portions of the notes.

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The Floor Price initially equals US$0.288 per share and is subject to adjustment and periodic resets in accordance with the terms of the notes. The notes contain various investor protections and remedies, including events of default, mandatory default payments, redemption rights and restrictions relating to certain subsequent financing transactions. These provisions may limit our financial and operational flexibility and may adversely affect our ability to obtain additional financing on favorable terms, or at all.

The issuance of Class A Ordinary Shares upon conversion of the notes, together with any future issuance of additional notes or conversion shares, would substantially dilute the ownership interests of our existing shareholders. In addition, actual or anticipated sales of conversion shares into the public market could place significant downward pressure on the market price of our Class A Ordinary Shares, which could further increase the number of shares issuable upon conversion and result in additional dilution.

The June 2026 Securities Purchase Agreement and the Advance Promissory Notes may restrict our ability to obtain additional financing and pursue certain strategic transactions.

As discussed above, in June 2026 we entered into the June 2026 Securities Purchase Agreement pursuant to which we issued, and may issue additional, Advance Promissory Notes. The June 2026 Securities Purchase Agreement and the related note documents contain various investor protections and contractual rights, including provisions governing the issuance of additional notes, redemption rights, events of default and restrictions applicable to certain subsequent financing transactions. In addition, holders may have the ability under specified circumstances to require that a portion of the proceeds of future financings be applied to obligations under the notes, and certain future financing transactions may require investor consent while the notes remain outstanding.

These provisions may limit our ability to raise additional debt or equity capital, issue securities on terms we consider desirable, pursue alternative financing structures or complete strategic transactions. As a result, our financing flexibility may be reduced at the very time additional capital is needed to fund our operations, satisfy liquidity requirements or execute our business strategy.

Our ability to execute our business strategy, fund operations, satisfy our liquidity needs and address our going concern challenges is dependent in part on our ability to access additional sources of capital. If the provisions contained in the June 2026 Securities Purchase Agreement or the notes limit our financing flexibility, increase the cost of obtaining capital or discourage potential investors, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Substantial doubt exists regarding our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. However, as disclosed in our interim financial statements for the six months ended March 31, 2026, we incurred a net loss of approximately US$26.3 million during the period, had an accumulated deficit of approximately US$172.3 million as of March 31, 2026 and generated negative operating cash flows. These conditions raised substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern will depend on our ability to improve our operating performance, generate positive cash flows from operations and obtain additional financing. Although we have completed financing transactions, including the issuance of Advance Promissory Notes pursuant to the June 2026 Securities Purchase Agreement, and continue to explore additional debt and equity financing opportunities, there can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to obtain additional financing, improve our liquidity position or successfully execute our business plans, we may be unable to meet our obligations as they become due.

The occurrence of any of these events could materially and adversely affect our business, financial condition, results of operations and prospects. If we are unable to continue as a going concern, investors could lose all or a substantial portion of their investment in our securities.

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”). Prior to our transfer to the Nasdaq Capital Market in June 2026, our Class A Ordinary Shares were listed on the Nasdaq Global Market. Nasdaq requires listed companies to comply with various continued listing standards, including minimum publicly held shares, bid price and shareholder requirements under Nasdaq Listing Rule 5550(a), and minimum stockholders’ equity, market value of listed securities or net income requirements under Nasdaq Listing Rule 5550(b), together with the related compliance and deficiency procedures set forth in Nasdaq Listing Rule 5810. Failure to satisfy any applicable continued listing standard may result in deficiency notices, compliance periods, hearings, delisting determinations or the delisting of our securities from Nasdaq.

We have previously failed to satisfy certain Nasdaq continued listing requirements. Since 2024, we have repeatedly relied on share consolidations and reverse share split transactions to facilitate continued Nasdaq compliance. On July 2, 2025, we received a notification letter from the Nasdaq Listing Qualifications Department indicating that the closing bid price of our securities had been below the minimum bid price requirement of US$1.00 per share set forth in Nasdaq Listing Rule 5450(a)(1) for 30 consecutive business days. We were provided a compliance period through December 29, 2025 to regain compliance. On January 7, 2026, Nasdaq notified us that we had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). On January 6, 2026, Nasdaq notified us that we had not regained compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement under Nasdaq Listing Rule 5450(b)(2)(A), which requires an issuer listed on the Nasdaq Global Market to maintain a minimum MVLS of US$50 million, prior to the expiration of the compliance period previously granted by Nasdaq. We appealed that determination and a hearing before a Nasdaq Hearings Panel was scheduled.

On January 13, 2026, Nasdaq notified us that we had regained compliance with the MVLS requirement under Nasdaq Listing Rule 5450(b)(2)(A) and that we satisfied all applicable continued listing standards, resulting in the cancellation of the previously scheduled hearing before the Nasdaq Hearings Panel. Subsequently, on March 25, 2026, we received a further notification from Nasdaq that our MVLS had remained below the US$50 million threshold for 30 consecutive business days and that we therefore did not satisfy Nasdaq Listing Rule 5450(b)(2)(A). Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq granted us a compliance period through September 21, 2026 to regain compliance with the MVLS requirement. In June 2026, we completed our transfer from the Nasdaq Global Market to the Nasdaq Capital Market.

There can be no assurance that we will continue to satisfy Nasdaq’s continued listing requirements in the future. Our continued ability to maintain a listing on Nasdaq may be adversely affected by future declines in our share price, reductions in our market value of listed securities, future operating losses or other failures to satisfy Nasdaq’s continued listing standards. If the market price of our Class A Ordinary Shares declines significantly, if we fail to satisfy minimum bid price requirements, or if we fail to satisfy any other continued listing standard, Nasdaq could initiate delisting proceedings. Even if we are able to regain compliance, there can be no assurance that we will maintain compliance thereafter.

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If our securities lose their status on Nasdaq, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from Nasdaq and continued or further declines in our share price could also greatly impair our reputation and ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Our strategic decision to concentrate resources on our auto parts and auto accessories business may not be successful and could adversely affect our business, financial condition and results of operations.

Historically, our business generated revenue from new car sales, auto parts and auto accessories sales and automotive insurance related services. Due in part to limited cash flow and our assessment of relative profitability among our business lines, we have substantially reduced our focus on new car sales and temporarily suspended our automotive insurance related services in order to concentrate resources on our auto parts and auto accessories business. For the fiscal years ended September 30, 2023, 2024 and 2025, new car sales represented approximately 65.0%, 44.8% and 0.8% of our total revenues, respectively, while auto parts and auto accessories sales represented approximately 32.4%, 54.9% and 99.2% of our total revenues, respectively. As a result, our future performance is increasingly dependent on the success of our auto parts and auto accessories business.

There can be no assurance that concentrating our resources on a narrower range of business activities will improve our operating results, liquidity or profitability. If our strategic priorities are unsuccessful, if market conditions change, if customer demand develops differently than we expect or if our auto parts and auto accessories business fails to perform as anticipated, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We restated our previously announced results for the six months ended March 31, 2026, our interim financial statements have not been audited or reviewed, and we have identified material weaknesses in our internal control over financial reporting.

On May 29, 2026, we announced preliminary unaudited results for the six months ended March 31, 2026, including a net loss attributable to our ordinary shareholders of US$13.8 million. On August 19 and August 20, 2026, we furnished corrected unaudited condensed interim consolidated financial statements for the same period reporting a net loss attributable to our ordinary shareholders of US$26.3 million and an accumulated deficit of US$172.3 million as of March 31, 2026. Those interim financial statements have been neither audited nor reviewed by an independent registered public accounting firm, and the amended reports contain internal inconsistencies, including differing numbers of Class A Ordinary Shares issued and outstanding at the same dates.

Our annual report on Form 20-F for the fiscal year ended September 30, 2025 discloses material weaknesses in our internal control over financial reporting, consisting of a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements, including procedures over the identification of related party transactions and disclosure controls, and a lack of internal file management procedures. We have not completed the remediation of these material weaknesses. If we fail to remediate them, or if additional material weaknesses are identified, we may be unable to report our results of operations accurately or on a timely basis, we may be required to restate previously issued financial statements, investors may lose confidence in our financial reporting and the market price of our securities may decline.

Our chairman and chief executive officer holds a substantial majority of our voting power and is able to control all matters submitted to our shareholders for approval.

Each Class B Ordinary Share carries 200 votes and each Class A Ordinary Share carries one vote. Following the issuance of 10,000,000 Class B Ordinary Shares pursuant to the debt conversion agreement dated June 22, 2026, which are held by QIRUN INVESTMENT CO., LTD., a company wholly owned by Mr. Houqi Zhang, our chairman and chief executive officer, 10,061,311 Class B Ordinary Shares were issued and outstanding as of August 31, 2026, representing approximately 97% of the aggregate voting power of our outstanding ordinary shares.

As a result, Mr. Zhang is able to determine the outcome of substantially all matters submitted to our shareholders for approval, including the election of directors, amendments to our memorandum and articles of association and the approval of any merger, consolidation or sale of all or substantially all of our assets. Holders of our Class A Ordinary Shares have limited ability to influence those matters. This concentration of voting power may discourage transactions that other shareholders consider to be in their interests, may depress the market price of our Class A Ordinary Shares and may result in actions that are not aligned with the interests of our other shareholders.

We may cease to qualify as a foreign private issuer, which would significantly increase our reporting obligations and costs and would make Form F-3 unavailable to us.

We are currently a foreign private issuer as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act. That status is tested as of the last business day of our second fiscal quarter, which for us is March 31 of each year.

If we cease to qualify as a foreign private issuer, then beginning on the first day of the fiscal year following the applicable determination date we would be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, to comply with the proxy rules under Section 14 of the Exchange Act and with Regulation FD, and our directors, officers and principal shareholders would become subject to the reporting and short swing profit provisions of Section 16 of the Exchange Act. We would also cease to be eligible to register securities on Form F-3 and would lose the ability to rely on home country practice in lieu of certain Nasdaq corporate governance requirements. Compliance with these requirements would increase our legal, accounting and administrative costs and would place additional demands on our management and accounting personnel at a time when we have identified material weaknesses in our internal control over financial reporting.

Recent and pending issuances of our Class A Ordinary Shares have substantially diluted, and will continue to substantially dilute, the holdings of our existing shareholders.

The number of our issued and outstanding Class A Ordinary Shares increased from 4,457,854 as of March 31, 2026 to 56,288,753 as of August 31, 2026, principally as a result of shares issued upon conversion of the convertible note sold under our securities purchase agreement dated January 27, 2025, as amended, and shares issued under our securities purchase agreement dated June 22, 2026. Under the terms of the June 2026 securities purchase agreement, we have the ability to issue up to 50,000,000 Class A Ordinary Shares in the aggregate at a purchase price of US$0.60 per share. In addition, we may issue a substantial number of additional Class A Ordinary Shares upon conversion of our outstanding Advance Promissory Notes and any additional notes issued at the holder’s election.

We expect to require additional capital and may raise it through further offerings of equity or equity linked securities, including under this registration statement. Each such issuance further dilutes the proportionate ownership and voting interest of existing holders of our Class A Ordinary Shares, and actual or anticipated resales of the resulting shares into the public market could place significant downward pressure on the market price of our Class A Ordinary Shares, which in turn could increase the number of shares issuable on conversion of our notes and cause further dilution.

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We may accept cryptocurrencies as consideration for the issuance of our Class A Ordinary Shares, which would expose us to additional financial, operational and regulatory risks.

Under our securities purchase agreement dated June 22, 2026 with certain non-U.S. investors, the purchase price for up to 50,000,000 Class A Ordinary Shares may be paid, in our sole discretion and subject to applicable laws and regulations, in cryptocurrencies rather than in U.S. dollars. The acceptance of cryptocurrencies as payment would expose us to the price volatility of digital assets, to custody, cybersecurity and counterparty risks, to difficulties in valuing and accounting for digital assets and in converting them into fiat currency, and to anti-money laundering, sanctions and customer identification requirements. PRC laws and regulations restrict activities involving virtual currencies and restrict the conversion and cross border movement of funds, which may prevent us from applying any such consideration to our operations in China. Any of these matters could adversely affect our liquidity, our reported results of operations and our relationships with our banks, our transfer agent and Nasdaq.

Our 2019 convertible bonds are in default, and the holders may demand repayment or convert them into equity of our principal PRC operating subsidiary.

Convertible bonds that we issued in 2019 and 2020 had an aggregate outstanding principal amount of US$4.4 million and accrued and unpaid interest of US$6.2 million as of March 31, 2026. Those bonds matured on June 30, 2020 and September 23, 2020, respectively, and have not been repaid. The bonds are convertible into ordinary shares of Autozi Internet Technology Co., Ltd., our principal PRC operating subsidiary, rather than into our own shares, and the holders are entitled to demand payment of principal, interest and default interest whether or not they exercise their conversion rights. We are in negotiations with the holders regarding repayment or conversion. If the holders convert, our equity interest in our principal operating subsidiary would be reduced, which would reduce our share of its earnings and assets. If the holders demand repayment, we may not have sufficient resources to pay, which could result in enforcement action against us or our subsidiaries and would further strain our liquidity.

We depend on funding and credit support from our chairman and chief executive officer, and we have no commitment that it will continue.

For the six months ended March 31, 2026, we borrowed US$9.0 million from Mr. Houqi Zhang, our chairman and chief executive officer, and amounts due to related parties were US$3.0 million as of March 31, 2026. Mr. Zhang, and in certain cases his spouse, has provided personal guarantees, real property collateral and a pledge of his partnership interest in an affiliated investment partnership to secure a substantial part of our bank borrowings, which totaled US$9.1 million as of March 31, 2026 and are all scheduled to mature within one year. We have no commitment from Mr. Zhang to provide further funding or credit support. If that funding or support is withdrawn or becomes unavailable, our lenders may decline to renew or may accelerate our borrowings, and our liquidity, our ability to fund operations and our ability to continue as a going concern would be materially and adversely affected.

We rely on home country practice in lieu of certain Nasdaq corporate governance and shareholder approval requirements, and our shareholders accordingly have reduced protections.

As a foreign private issuer, we are permitted to follow Cayman Islands practice in lieu of certain requirements of the Nasdaq listing rules, including the shareholder approval requirements of Nasdaq Listing Rule 5635. We have issued, and may issue, a substantial number of ordinary shares in transactions that for a domestic issuer would require shareholder approval under Nasdaq Listing Rule 5635(b) or Rule 5635(d), including the issuance of 10,000,000 Class B Ordinary Shares to our chairman and chief executive officer and the issuance of Class A Ordinary Shares upon conversion of our advance promissory notes, which are not subject to any exchange cap or share issuance limit. If Nasdaq determines that we did not properly rely on home country practice, or that we failed to provide the disclosure required by Nasdaq Listing Rule 5615(a)(3), we could receive a deficiency determination or become subject to delisting proceedings. Our shareholders do not have the protections that these shareholder approval requirements are intended to provide.

A substantial majority of our assets consists of prepayments for professional services that are not readily convertible into cash.

As of March 31, 2026, prepayments, receivables and other assets, net were US$39.4 million, representing approximately 79% of our total assets, and included prepaid professional service fees of US$34.1 million, compared with US$1.4 million of prepaid expenses as of September 30, 2025. Our cash and cash equivalents were US$0.4 million as of March 31, 2026. These balances are not readily convertible into cash. If the related services are not delivered, or if we are required to write down or write off these balances, our financial condition and results of operations would be materially and adversely affected.

Our eligibility to use Form F-3 could be adversely affected if it is determined that we did not timely furnish reports required under the Exchange Act.

Eligibility to use Form F-3 depends, among other things, on compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. In March 2026, we announced a 10-for-1 share consolidation that became effective on March 23, 2026 and resulted in changes to our authorized share capital, issued share capital and governing constitutional documents. As of the date of this prospectus, disclosures relating to the share consolidation and related amendments to our memorandum and articles of association have not been separately furnished to the SEC on Form 6-K. We are evaluating and, to the extent necessary, intend to supplement or ratify the relevant disclosures.

If the SEC or Nasdaq were to determine that information relating to the share consolidation, the related amendments to our constitutional documents or other material corporate actions should have been furnished under the Exchange Act and was not timely furnished, we could incur additional costs to remedy such deficiencies and our eligibility to use Form F-3 could be adversely affected. Any loss of Form F-3 eligibility could impair our ability to access the capital markets efficiently, delay future financing transactions and adversely affect our business, financial condition and liquidity.

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THE OFFERING

We may offer (i) Class A Ordinary Shares, warrants and units having an aggregate initial offering price of up to US$500,000,000, which were previously registered under Registration Statement No. 333-293491 and are carried forward to this prospectus pursuant to Rule 429 under the Securities Act, and (ii) debt securities, preferred shares and rights having an aggregate initial offering price of up to US$20,000,000, together with Class A Ordinary Shares issuable upon conversion, exchange or exercise of such securities, in each case from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$520,000,000. The warrants and rights that we may offer may relate to the purchase of Class A Ordinary Shares, preferred shares, debt securities or other securities offered under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, we intend to use the net proceeds from the sale of securities for working capital and general corporate purposes.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell the securities covered by this prospectus from time to time in one or more offerings as described in this prospectus and in any applicable prospectus supplement. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

If required, the applicable prospectus supplement will set forth our net tangible book value per share before and after the offering, the increase in net tangible book value per share attributable to the cash payments made by purchasers in the offering and the amount of the immediate dilution to be incurred by those purchasers.

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DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company limited by shares and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

We have adopted the fourth amended and restated memorandum and articles of association and our authorized share capital is US$500,000 divided into 1,000,000,000 shares of a par value of US$0.0005 each, comprising of (i) 960,000,000 Class A ordinary shares of US$0.0005 par value each and (ii) 40,000,000 Class B ordinary shares of US$0.0005 par value each. As of the date of this prospectus, 56,288,753 Class A ordinary shares and 10,061,311 Class B ordinary shares are issued and outstanding. The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

ORDINARY SHARES

Objects of Our Company. Under our fourth amended and restated memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and our fourth amended and restated memorandum and articles of association.

Conversion. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary share into Class A ordinary share. In no event shall Class A ordinary share be convertible into Class B ordinary share. Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to our fourth amended and restated memorandum and articles of association shall be effected by means of the re-designation and re-classification of each relevant Class B ordinary share as a Class A ordinary share. Any future issuances of Class B ordinary shares may be dilutive to holders of Class A ordinary shares. The conversion of Class B ordinary shares might have impact on holders of Class A ordinary shares, including dilution and reduction in the aggregate voting power of holders of Class A ordinary shares, as well as the potential increase in the relative voting power if any holder of Class B ordinary shares retains its shares.

Voting Rights. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all resolutions submitted to a vote by our shareholders at any general meeting of our Company. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our Company, and each Class B ordinary share shall entitle the holder thereof to two hundred (200) votes on all matters subject to a vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our Company and entitled to vote at such general meeting. An annual general meeting may (but shall not be obliged to) hold in each calendar year. The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. Advance notice of at least seven (7) calendar days is required for the convening of any general meeting.

An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative votes of no less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution is required for important matters such as making changes to our memorandum and articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Transfer of Shares. Subject to the restrictions of our fourth amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing and in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and (e) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged with our Company, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

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Liquidation. If our Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to us at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors, before the issue of such shares, or by an ordinary resolution of our shareholders. Our Company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following the date on which the payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our directors may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records. Holders of our shares will have no right of inspecting any account or book or document of the Company except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by the Board or the Company in general meeting. However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find Additional Information.”

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our fourth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by an ordinary resolution. Our directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate. Our directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

●	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

●	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

●	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

●	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

●	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

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●	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, with the addition of, in the case of a company having a capital divided into shares, a statement of the shares held by each shareholder, and the statement shall —

(i)	distinguish each share by its number (so long as the share has a number);
(ii)	confirm the amount paid, or agreed to be considered as paid on the shares of each shareholder;
(iii)	confirm the number and category of shares held by each shareholder;
(iv)	confirm whether each relevant category of shares held by a shareholder carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein and a member whose name is entered on the register of members shall be deemed to be a member of our Company as a matter of the Companies Act. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

DIFFERENCES IN CORPORATE LAW

The Companies Act is derived, to a large extent, from that of England and Wales but does not follow recent English statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a director’s declaration as to the solvency of the surviving or consolidated company, a director’s declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary company or companies does not require authorization by a resolution of shareholders of that Cayman subsidiary company if a copy of the plan of merger is given to every shareholder of that Cayman subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose a company is a “parent” of a subsidiary company if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled as a shareholder except the right to be paid the fair value of that person’s shares, to participate fully in all proceedings until he determination of fair value is reached, and the right to obtain relief on the ground that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (i) the statutory provisions as to the required majority vote have been met; (ii) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (iii) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (iv) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our fourth amended and restated memorandum and articles of association provide that every director, secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company-a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fourth amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated memorandum and articles of association allow our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition an extraordinary meeting of the shareholders, in which case the chairman or the directors (acting by a resolution of the Board) shall proceed to convene an extraordinary general meeting of the Company. However, our fourth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As an exempted Cayman company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the laws of the Cayman Islands, our fourth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, directors may be removed from office by the affirmative vote of two-thirds (2/3) of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors), or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by a special resolution), notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with fiduciary duties, which they owe to a company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our Company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our fourth amended and restated memorandum and articles of association, our fourth amended and restated memorandum and articles of association may only be amended by a special resolution.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, including notes, which may or may not be convertible into Class A Ordinary Shares, preferred shares or other securities. To the extent debt securities are issued without a qualified indenture pursuant to an available exemption under the Trust Indenture Act, the aggregate principal amount of such debt securities outstanding at any one time during any 36-month period will not exceed $10,000,000. We may issue the debt securities independently or together with any underlying securities; rights and warrants may be attached or separate from the underlying securities. To the extent permitted by applicable law, we may rely upon available exemptions under Section 304(a)(9) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and Rule 4a-3 promulgated thereunder. Section 304(a)(9) of the Trust Indenture Act and Rule 4a-3 thereunder exempt securities issued under an indenture that limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000, and any indenture that we enter into in reliance on that exemption will contain that limitation. Accordingly, the aggregate principal amount of debt securities that we offer and sell under this prospectus will not exceed $10,000,000 unless we enter into and qualify an indenture under the Trust Indenture Act and file a statement of eligibility of the trustee on Form T-1. If a qualified indenture is required under the Trust Indenture Act, we will enter into and qualify an appropriate indenture.

We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and a trustee or other agent. To the extent permitted by applicable law, such indenture may be exempt from qualification under the Trust Indenture Act. If qualification of an indenture is required under the Trust Indenture Act, we will qualify such indenture and appoint an appropriate trustee. Any trustee or agent will act solely in accordance with the terms of the applicable indenture or debt instrument.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate, if any;

●	The conversion price at which the debt securities may be converted, including whether such conversion price is fixed, floating or subject to adjustment or periodic reset;

●	Any floor price, minimum conversion price or similar limitation applicable to the debt securities;

●	Any original issue discount applicable to the debt securities;

●	Any redemption, repurchase, prepayment or call rights;

●	Any beneficial ownership limitations or conversion blockers;

●	Any anti-dilution adjustment provisions;

●	The maturity date of the debt securities and any conversion or exchange period;

●	If applicable, the minimum or maximum amount of debt securities that may be converted, exchanged, redeemed or repaid at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the trustee, indenture agent or other agent, if any;

●	The ranking of the debt securities, including whether they will be senior or subordinated and the terms of any subordination;

●	The covenants applicable to the debt securities;

●	The events of default applicable to the debt securities, any right of acceleration and the remedies available to holders;

●	Any provisions for defeasance, discharge or satisfaction of the debt securities;

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●	The terms on which the debt securities or the applicable indenture may be amended, modified or waived, and any consent of holders required;

●	The currency in which the debt securities are denominated and payable, and the paying agent and place of payment;

●	The governing law of the debt securities and of the applicable indenture;

●	The procedures and conditions relating to the conversion, exchange, redemption or repayment of the debt securities; and

●	Any other terms of the debt securities, including terms, procedures and limitations relating to their conversion, exchange, redemption, repayment or transfer.

An indeterminate number of Class A Ordinary Shares, preferred shares or other securities may be issuable upon the conversion, exchange or exercise of debt securities offered under this prospectus. The number of securities issuable upon any such conversion, exchange or exercise may be adjusted pursuant to the terms of the applicable debt securities, including pursuant to anti-dilution, share subdivision, share consolidation, recapitalization or similar adjustment provisions. Such additional securities are registered pursuant to Rule 416 under the Securities Act, to the extent applicable.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

In addition, we may issue debt securities in non-global form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, convert, redeem or otherwise exercise rights associated with such debt securities at the office of the applicable trustee, indenture agent or other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion or exchange of any debt securities that are convertible or exchangeable into Class A Ordinary Shares, preferred shares or other securities, holders of such debt securities will not have any rights of holders of Class A Ordinary Shares, preferred shares or such other securities, including any rights to receive dividends or distributions or to exercise voting rights.

Conversion of Debt Securities

A debt security may entitle the holder to convert or exchange such debt security into Class A Ordinary Shares, preferred shares or other securities in accordance with its terms.

Debt securities may be converted or exchanged as set forth in the applicable offering materials. Upon receipt of a notice of conversion properly completed and duly executed at the office of the applicable trustee, indenture agent or other agent, if any, or delivered to us, we will issue or deliver, as soon as practicable, the securities issuable upon such conversion or exchange. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF PREFERRED SHARES

General

Our fourth amended and restated memorandum and articles of association authorizes our board of directors to establish and issue one or more series of preferred shares and to determine the rights, preferences, privileges and restrictions applicable to each such series, without further shareholder approval. The specific terms of any series of preferred shares will be described in the applicable prospectus supplement. The specific terms of any series of preferred shares may differ from the general terms described in this section.

The applicable prospectus supplement may describe the terms of any series of preferred shares that we may offer, including, but not limited to, the following:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our Company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to the issuance of any series of preferred shares, our board of directors will determine by resolution the terms and rights of such series, including, among other things, dividend rights, voting rights, redemption rights, liquidation preferences, conversion rights, exchange rights, anti-dilution protections and restrictions on the creation of indebtedness or issuance of additional securities.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights. The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our Company.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase Class A Ordinary Shares, preferred shares, debt securities or other securities offered under this prospectus. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the securities purchasable upon exercise of the warrants;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

An indeterminate number of Class A Ordinary Shares, preferred shares, debt securities or other securities may be issuable upon the exercise of warrants offered under this prospectus. The number of securities issuable upon exercise may be adjusted pursuant to anti-dilution, share subdivision, share consolidation, recapitalization or similar adjustment provisions. Such additional securities are registered pursuant to Rule 416 under the Securities Act, to the extent applicable

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

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Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares, Class B Ordinary Shares or other securities will not have any rights of holders of such securities and will not be entitled to dividend payments, if any, or voting rights of such securities.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase Class A Ordinary Shares, preferred shares, debt securities, warrants, units or other securities described in the applicable prospectus supplement. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	whether the rights are transferable;

●	whether the rights include oversubscription privileges;

●	the extent to which the rights may be amended, exercised or terminated;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the securities underlying such rights at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Warrants” and “Description of Rights,” will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, pursuant to one or more of the following methods:

●	through agents;

●	to dealers or underwriters;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

●	through a combination of any such methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangement;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSES

We will incur an SEC registration fee of approximately US$1,740.00 in connection with the securities newly registered under the registration statement of which this prospectus forms a part. All other expenses, including any FINRA filing fee and printing, legal and accounting fees and expenses, will be set forth in a prospectus supplement or in an exhibit to a report of foreign private issuer on Form 6-K incorporated by reference into this registration statement.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended September 30, 2025, in our reports of foreign private issuer on Form 6-K furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or in any applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

S-24

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Some of our directors and executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. In particular, Dr. Houqi Zhang, Shirong Tong, Jing Lu, Haiyn Si, Hui H. Zhang and Haifeng Li are PRC residents. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed 195 Atrium Manalapan Management Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Beijing Newbridge Law Firm, our legal counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters. There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have been advised by Appleby that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company on the basis of documents in a U.S. court will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, such proceedings would be expected to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice. Because the courts of the Cayman Islands have yet to rule on whether such judgments obtained from the United States courts under the civil liability provisions of the securities laws are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Beijing Newbridge Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

S-25

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering, including the validity of the debt securities and rights offered under this prospectus, will be passed upon for us by York, Hart & Lane, LLP. The validity of the Class A Ordinary Shares and preferred shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Appleby, our counsel as to Cayman Islands law. Certain legal matters as to PRC law will be passed upon for us by Beijing Newbridge Law Firm. York, Hart & Lane, LLP may rely upon Appleby with respect to matters governed by Cayman Islands law and Beijing Newbridge Law Firm with respect to matters governed by PRC law. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The consolidated financial statements of Autozi Internet Technology (Global) Ltd. appearing in Autozi Internet Technology (Global) Ltd.’s Annual Report (Form 20-F) for the year ended September 30, 2025, have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered address of Marcum Asia CPAs is located at Suite 830, 7 Penn Plaza New York, NY, 10001.

Effective June 4, 2026, the Company dismissed Marcum Asia CPAs LLP and engaged Assentsure PAC as its independent registered public accounting firm for the fiscal year ending September 30, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on February 12, 2026 (File No. 001-42255);

●	our Reports on Form 6-K furnished to the SEC on April 21, 2026, May 29, 2026, June 10, 2026, June 23, 2026, June 25, 2026, June 26, 2026 and August 31, 2026, and our Reports on Form 6-K/A furnished to the SEC on May 11, 2026, August 19, 2026 and August 20, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Building A, Room 204

Intelligence Park No. 26 Yongtaizhuang North Road

Haidian District, Beijing, China

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

S-27

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Up to US$500,000,000 of Class A Ordinary Shares, Warrants and Units previously registered under Registration Statement No. 333-293491 and up to US$20,000,000 of Debt Securities, Preferred Shares and Rights

Class A Ordinary Shares

Debt Securities

Preferred Shares

Rights

Warrants

Units

Autozi Internet Technology (Global) Ltd.

Prospectus dated October 9, 2026

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provide that every director, secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits

AUTOZI INTERNET TECHNOLOGY (GLOBAL) LTD. EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement

3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, effective March 23, 2026

4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to our registration statement on Form S-8 (File No. 333-292854), as amended, filed with the SEC on January 21, 2026)

4.2*	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

4.6*	Form of Rights Agreement

4.7*	Form of Certificate of Designation for Preferred Shares

4.8	Form of Advance Promissory Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K furnished on June 25, 2026) (File No. 001-42255)

5.1	Opinion of Appleby regarding the validity of the Class A ordinary shares and preferred shares being registered and certain other legal matters

8.1	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	Opinion of Beijing Newbridge Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

10.1	Securities Purchase Agreement, dated December 8, 2025 (incorporated by reference to Exhibit 10.1 filed with the current report on Form 6-K (File No. 001-42255))

10.2	Amendment to Securities Purchase Agreement, dated December 10, 2025 (incorporated by reference to Exhibit 4.32 filed with the annual report on Form 20-F (File No. 001-42255))

10.3	Securities Purchase Agreement, dated June 22, 2026, by and between the Registrant and the Investor (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 6-K furnished on June 25, 2026) (File No. 001-42255)

10.4	Debt Conversion Agreement, dated June 22, 2026, by and between the Registrant and Houqi Zhang (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 6-K furnished on June 26, 2026) (File No. 001-42255)

23.1	Consent of Marcum Asia CPAs LLP

23.2	Consent of Appleby (included in Exhibit 5.1)

23.3	Consent of Beijing Newbridge Law Firm (included in Exhibits 8.2 and 99.2)

24.1	Powers of Attorney (included on signature page)

25.1*	Statement of Eligibility of Trustee on Form T-1 (to be filed, if required, under Section 305(b)(2) of the Trust Indenture Act of 1939)

99.2	Opinion of Beijing Newbridge Law Firm regarding certain PRC law matters

107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

II-2

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on October 9, 2026.

Autozi Internet Technology (Global) Ltd.

By:	/s/ Houqi Zhang
Name:	Houqi Zhang
Title:	Chief Executive Officer,
Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Houqi Zhang and Mr. Hui H. Zhang as attorneys-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such ordinary shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Houqi Zhang	Chief Executive Officer, Chairman of the Board of Directors	October 9, 2026
Name: Houqi Zhang	(principal executive officer)

/s/ Hui H. Zhang	Chief Financial Officer and Chief Operating Officer	October 9, 2026
Name: Hui H. Zhang	(principal financial and accounting officer)

/s/ Haifeng Li	Chief Technology Officer	October 9, 2026
Name: Haifeng Li

/s/ Hanyun Si	Director	October 9, 2026
Name: Hanyun Si

/s/ Shirong Tong	Director	October 9, 2026
Name: Shirong Tong

/s/ Kevin Vassily	Director	October 9, 2026
Name: Kevin Vassily

/s/ Jing Lu	Director	October 9, 2026
Name: Jing Lu

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Autozi Internet Technology (Global) Ltd., has signed this registration statement in Manalapan, New Jersey on October 9, 2026.

195 Atrium Manalapan Management Inc.

By:	/s/ Larry Wu
Name:	Larry Wu
Title:	President